Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL REPORTS DILUTED EPS OF $0.23 FOR THE SECOND QUARTER

OF 2012, UP 64 PERCENT OVER SAME QUARTER LAST YEAR

Includes $1.7 million nonrecurring charge related to TARP redemption

NASHVILLE, Tenn., July 17, 2012 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per fully diluted common share available to common stockholders was $0.23 for the quarter ended June 30, 2012, compared to net income per fully diluted common share available to common stockholders of $0.14 for the quarter ended June 30, 2011, an increase of 64.0 percent. Net income per fully diluted common share available to common stockholders was $0.44 for the six months ended June 30, 2012, compared to net income per fully diluted common share available to common stockholders of $0.20 for the six months ended June 30, 2011, an increase of 120.0 percent.

As a result of the TARP preferred stock redemption that occurred during the quarter, second quarter and year-to-date results include the accretion of the remaining preferred stock discount. This resulted in a one-time, non-cash charge to net income available to common stockholders of approximately $1.7 million during the quarter.

“Despite the industry headwinds, we continued to accelerate loan and core deposit growth as well as expand our net interest margin during the second quarter,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “Perhaps more importantly, we also continued to build lending pipelines, and we expect continued loan growth during the third quarter.”

Building the Core Earnings Capacity of the Firm

•	Loans at June 30, 2012, were $3.44 billion, an increase of $106.8 million from March 31, 2012. Commercial and industrial loans plus owner-occupied commercial real estate loans were $1.83 billion at June 30, 2012, an increase of $57.8 million from March 31, 2012, and the eighth consecutive quarter of net growth. Loans have increased $153.3 million since Dec. 31, 2011, an annualized growth rate of 9.3 percent.

•

Since expanding to Knoxville in the summer of 2007, Pinnacle has continued its strong growth in that market. The Knoxville footprint reached $577.9 million in loans at the end of the second quarter of 2012, up from $544.4 million at March 31, 2012, or 6.2 percent.

•	Average balances of noninterest bearing deposit accounts were $755.6 million in the second quarter of 2012, up 7.7 percent over first quarter 2012 and 20.1 percent over the same quarter last year.

•	Revenue for the quarter ended June 30, 2012, amounted to $50.1 million, compared to $47.6 million for the same quarter of last year, an increase of 5.2 percent.

•	Net interest margin increased to 3.76 percent for the quarter ended June 30, 2012, up from 3.74 percent last quarter and from 3.55 percent for the quarter ended June 30, 2011.

•

Pre-tax pre-provision income was $16.2 million for the quarter ended June 30, 2012, up $2.5 million from last quarter and $2.9 million from the same quarter last year. Pre-tax pre-provision income was up 18.7 percent over last quarter and 22.1 percent over the same quarter last year.

“The growth in our loan and deposit volume is a foundational building block for our ongoing revenue and earnings growth,” Turner said. “The success we are having in the Knoxville market is similar to the early-stage growth we experienced in Nashville and now accounts for a meaningful part of the firm’s loan growth.”

Aggressively Dealing with Credit Issues

•	The allowance for loan losses represented 2.02 percent of total loans at June 30, 2012, compared to 2.14 percent at March 31, 2012, and 2.40 percent at June 30, 2011.

•	Net charge-offs were $2.4 million for the quarter ended June 30, 2012, compared to $8.6 million for the quarter ended June 30, 2011, and $3.6 million for the first quarter of 2012.

•

Provision for loan losses expense decreased from $6.6 million for the second quarter of 2011 to $0.6 million for the second quarter of 2012. The results reflect the overall improvement in the credit quality of the loan portfolio compared to the same period in 2011 and the reduction in net charge-offs.

•	Nonperforming assets declined by $10.6 million from March 31, 2012, a linked-quarter reduction of 13.8 percent and the eighth consecutive quarterly reduction.

•

Nonperforming assets were 1.91 percent of total loans plus other real estate at June 30, 2012, compared to 2.28 percent at March 31, 2012, and 3.44 percent at June 30, 2011. Pinnacle resolved $22.5 million in nonperforming assets during the second quarter of 2012, compared to resolutions of $25.3 million during the first quarter of 2012.

•

Nonperforming loans declined by $2.0 million during the second quarter of 2012, a linked-quarter reduction of 4.7 percent and the ninth consecutive quarterly reduction. Nonperforming loans are down 31.7 percent from June 30, 2011. Nonperforming loan inflows were $11.9 million during the second quarter of 2012, a linked-quarter decrease of 16.0 percent. Nonperforming loan inflows were also down 31.7 percent from the second quarter a year ago.

•	The ratio of the allowance for loan losses to nonperforming loans increased to 170.5 percent at June 30, 2012, from 166.6 percent at March 31, 2012, and 128.9 percent at June 30, 2011.

•	Other real estate also declined by 25.2 percent or $8.6 million during the second quarter of 2012, inclusive of $2.5 million in property foreclosures.

•	Troubled debt restructurings increased by $3.8 million between March 31, 2012 and June 30, 2012, primarily due to two commercial real estate projects.

•

Potential problem loans, which are classified loans that continue to accrue interest, declined by $6.6 million from March 31, 2012, a linked-quarter reduction of 5.6 percent. Potential problem loans are down from $148.5 million at June 30, 2011, to $110.6 million at June 30, 2012, a decrease of 25.5 percent. Potential problem loans are down by 65.2 percent from their peak in June 2010.

•

Net charge-offs for the quarter ended June 30, 2012, were $2.4 million, an annualized net charge-off rate of 0.28 percent. Annualized net charge-offs year-to-date through June 30, 2012, were 0.36 percent, compared to an annualized rate of 1.14 percent for the same period in the prior year.

“One of our primary priorities for the last three years has been to rehabilitate the balance sheet and return to normalized credit metrics,” Turner said. “With an annualized net charge-off rate of 0.28 percent and the ratio of nonperforming assets to total loans plus OREO of less than 2.0 percent, we continued our forward progress during the second quarter.”

The following is a summary of the activity in various nonperforming asset and troubled debt restructuring categories for the quarter ended June 30, 2012:

(in thousands)	Balances March 31, 2012	Payments, Sales and Reductions	Foreclosures	Inflows	Balances June 30, 2012
Troubled debt restructurings:
Commercial real estate – mortgage	$15,320	(1,791)	—	5,511	$19,040
Consumer real estate – mortgage	6,088	(362)	—	350	6,076
Construction and land development	75	(1)	—	360	434
Commercial and industrial	1,222	(329)	—	59	952
Consumer and other	127	(3)	—	—	124

Totals	22,832	(2,486)	—	6,280	26,626

Nonperforming loans:
Commercial real estate – mortgage	16,530	(3,886)	(213)	1,170	13,601
Consumer real estate – mortgage	11,586	(2,105)	(2,141)	8,342	15,682
Construction and land development	6,979	(1,178)	(175)	148	5,774
Commercial and industrial	7,242	(4,050)	—	2,140	5,332
Consumer and other	515	(221)	—	139	433

Totals	42,852	(11,440)	(2,529)	11,939	40,822

Other real estate:
Residential construction and development	12,265	(3,462)	27	—	8,829
Commercial construction and development	15,960	(4,258)	148	—	11,850
Other	5,794	(3,377)	2,354	—	4,771

Totals	34,019	(11,097)	2,529	—	25,450

Total nonperforming assets and troubled debt restructurings	$99,703	(25,023)	—	18,219	$92,898

OTHER SECOND QUARTER 2012 HIGHLIGHTS:

•	Improving Balance Sheet Composition

•

The firm has continued to reposition its deposit base so that average balances for noninterest-bearing demand, interest checking, savings and money market accounts increased to $3.06 billion for the second quarter of 2012 from $2.91 billion for the first quarter of 2012, or 2.4 percent on a linked-quarter basis. Average balances for higher-cost time deposits decreased from $689 million to

$655 million, or 5.0 percent, during the same time period. In comparison to the prior year’s quarter, average balances for noninterest-bearing demand, interest checking, savings and money market accounts increased 5.8 percent, while average balances for higher-cost time deposits decreased 27.6 percent.

•

As a result of the current bond market and growing loan demand, the firm has reduced the size of its investment portfolio by $107 million since the beginning of 2012, primarily through bond maturities and calls.

•	At June 30, 2012, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 8.7 percent, compared to 7.7 percent at June 30, 2011, and 8.8 percent at March 31, 2012.

•

At June 30, 2012, Pinnacle’s total risk-based capital ratio was 13.5 percent, compared to 15.5 percent at June 30, 2011, and 15.4 percent at March 31, 2012. The reduction in this ratio was primarily attributable to the firm’s recent redemption of all of the remaining outstanding preferred shares issued in connection with its participation in the U.S. Treasury’s TARP capital purchase program (CPP).

“During the second quarter of 2012, we redeemed all of the remaining outstanding preferred shares previously issued to the U.S. Treasury,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “This redemption, and our subsequent agreement with the Treasury to repurchase the accompanying common stock warrants during the third quarter of 2012, will officially end our participation in the CPP. As we had anticipated, we were able to redeem our remaining outstanding TARP preferred shares with no incremental common share dilution using a combination of available cash and borrowings under a new $25 million credit facility.”

•	Operating results

•

Net income available to common stockholders for the second quarter of 2012 was $7.8 million, compared to the prior year’s second quarter net income available to common stockholders of $4.8 million. First quarter 2012 net income available to common stockholders totaled $7.2 million.

•	Net interest income for the quarter ended June 30, 2012, was $40.2 million, compared to $39.5 million in the first quarter of 2012. Net interest income for the second quarter of 2011 was $37.8 million. Net interest income for the second quarter of 2012 was at its highest quarterly level since the firm’s founding.

•

Noninterest income for the quarter ended June 30, 2012, was $9.9 million, compared to $9.9 million for the first quarter of 2012 and $9.8 million for the same quarter last year. Excluding the impact of net securities gains, noninterest income was up 6.7 percent over the same quarter last year.

•

Wealth management revenues, which include investment services, trust services and insurance, were $3.5 million during the second quarter of 2012, an increase of 3.2 percent over the same period last year. The increase was due primarily to additional emphasis on internal referral programs and the addition of several new associates over the past two years.

•

Gains on mortgage loans sold, net of commissions, were $1.5 million during the second quarter of 2012, compared to $1.5 million during the first quarter of 2012 and $0.8 million during the second quarter of 2011.

“Our second quarter 2012 net interest margin increased modestly to 3.76 percent,” Carpenter said. “Much of our margin expansion in recent quarters has been largely attributable to reductions in our cost of funds. We continue to believe we have additional opportunities to reduce our funding costs in future quarters. However, like others in our industry, we are experiencing continued pressure on our loan yields, and we expect expansion in our net interest margin will be challenging going forward. Nevertheless, we expect that loan growth should positively influence our net interest income results over the next several quarters and result in further revenue growth this year.”

•	Noninterest and income tax expense

•	Noninterest expense for the quarter ended June 30, 2012, was $33.9 million, compared to $34.4 million in the second quarter of 2011 and $35.8 million in the first quarter of 2012.

•

Included in noninterest expense for the second quarter of 2012 was $3.1 million in other real estate expenses, compared to $3.8 million in the second quarter of 2011 and $4.7 million in the first quarter of 2012.

•	Income tax expense was $5.1 million for the second quarter of 2012, compared to $288,000 in the second quarter of 2011. The projected effective tax rate for 2012 is approximately 33 percent.

Included in the other real estate expense for the quarter was $2.4 million of additional write downs of existing OREO balances based on updated appraisals. The firm also recorded $399,000 in net losses related to the disposition of $11.1 million of other real estate. Noninterest expense excluding the impact of OREO expenses was approximately $30.8 million in the second quarter of 2012, compared to $31.1 million in the first quarter of 2012 and $30.5 million in the second quarter of 2011.

Salaries and employee benefits costs declined in the second quarter of 2012 from the first quarter of 2012 primarily due to the anticipated reduction in various benefits-related charges. Carpenter noted that he anticipates the quarterly expense run rate for the remaining two quarters of 2012 to remain fairly consistent with that of the second quarter.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CT) on July 18, 2012, to discuss second quarter 2012 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

Pinnacle was recently recognized by Forbes as one of America’s Most Trusted Companies and has consistently been named a “Best Place to Work” by several publications. Pinnacle has the largest market share among businesses in Nashville with annual sales from $1 to $500 million, according to Greenwich Associates.

Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.9 billion in assets at June 30, 2012. At June 30, 2012, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and three offices in Knoxville.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the development of any new market other than Nashville or Knoxville; (xi) a merger or acquisition; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xiv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xv) inability to comply with regulatory capital requirements, including those resulting from recently proposed changes to capital calculation methodologies and required capital maintenance levels; and, (xvi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30, 2012	December 31, 2011
ASSETS
Cash and noninterest-bearing due from banks	$68,291,541	$63,015,997
Interest-bearing due from banks	134,491,775	108,422,470
Federal funds sold and other	8,034,508	724,573

Cash and cash equivalents	210,817,824	172,163,040

Securities available-for-sale, at fair value	789,738,398	894,962,246
Securities held-to-maturity (fair value of $770,541 and $2,369,118 and at June 30, 2012 and December 31, 2011, respectively)	754,812	2,329,917
Mortgage loans held-for-sale	36,300,917	35,363,038

Loans	3,444,683,416	3,291,350,857
Less allowance for loan losses	(69,614,021)	(73,974,675)

Loans, net	3,375,069,395	3,217,376,182

Premises and equipment, net	75,525,895	77,127,361
Other investments	45,614,818	44,653,840
Accrued interest receivable	15,176,899	15,243,366
Goodwill	244,065,248	244,076,492
Core deposit and other intangible assets	6,470,132	7,842,267
Other real estate owned	25,450,214	39,714,415
Other assets	106,893,184	113,098,540

Total assets	$4,931,877,736	$4,863,950,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$806,401,531	$717,378,933
Interest-bearing	696,251,475	637,203,420
Savings and money market accounts	1,559,404,238	1,585,260,139
Time	647,763,107	714,496,974

Total deposits	3,709,820,351	3,654,339,466
Securities sold under agreements to repurchase	127,622,555	131,591,412
Federal Home Loan Bank advances	270,994,562	226,068,796
Subordinated debt and other borrowings	122,476,000	97,476,000
Accrued interest payable	1,643,008	2,233,330
Other liabilities	40,034,705	42,097,132

Total liabilities	4,272,591,181	4,153,806,136

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 71,250 shares issued and outstanding at December 31, 2011	—	69,096,828
Common stock, par value $1.00; 90,000,000 shares authorized; 34,675,913 shares and 34,354,960 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	34,675,913	34,354,960
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	539,462,366	536,227,537
Retained earnings	64,307,405	49,783,584
Accumulated other comprehensive income, net of taxes	17,492,469	17,333,257

Stockholders’ equity	659,286,555	710,144,568

Total liabilities and stockholders’ equity	$4,931,877,736	$4,863,950,704

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Interest income:
Loans, including fees	$39,288,048	$38,905,155	$77,925,767	$77,258,636
Securities
Taxable	4,453,956	6,479,280	9,383,240	12,840,179
Tax-exempt	1,647,852	1,837,811	3,350,998	3,773,699
Federal funds sold and other	563,638	566,874	1,117,577	1,140,880

Total interest income	45,953,494	47,789,120	91,777,582	95,013,394

Interest expense:
Deposits	4,298,849	8,306,751	9,126,325	17,730,992
Securities sold under agreements to repurchase	115,450	345,444	271,026	727,013
Federal Home Loan Bank advances and other borrowings	1,354,132	1,341,546	2,691,163	2,739,377

Total interest expense	5,768,431	9,993,741	12,088,514	21,197,382

Net interest income	40,185,063	37,795,379	79,689,068	73,816,012
Provision for loan losses	634,072	6,587,189	1,668,317	12,726,327

Net interest income after provision for loan losses	39,550,991	31,208,190	78,020,751	61,089,685

Noninterest income:
Service charges on deposit accounts	2,439,376	2,330,206	4,763,338	4,591,663
Investment services	1,610,883	1,637,426	3,257,661	3,145,512
Insurance sales commissions	1,141,163	1,004,246	2,428,723	2,053,478
Gain on mortgage loans sold, net	1,456,783	789,258	2,951,255	1,398,635
Gain on sale of investment securities, net	98,917	610,302	212,517	451,199
Trust fees	770,239	769,935	1,565,674	1,499,923
Other noninterest income	2,392,485	2,668,041	4,680,016	4,993,061

Total noninterest income	9,909,846	9,809,414	19,859,184	18,133,471

Noninterest expense:
Salaries and employee benefits	19,237,178	18,523,531	39,029,744	36,447,153
Equipment and occupancy	5,053,111	5,060,014	10,061,766	10,066,724
Other real estate owned	3,104,276	3,825,608	7,780,340	8,159,726
Marketing and other business development	739,774	766,422	1,525,099	1,520,173
Postage and supplies	615,725	545,097	1,179,019	1,034,974
Amortization of intangibles	686,067	715,905	1,372,134	1,431,809
Other noninterest expense	4,479,403	4,920,766	8,787,138	10,397,612

Total noninterest expense	33,915,534	34,357,343	69,735,240	69,058,171

Income before income taxes	15,545,303	6,660,261	28,144,695	10,164,985
Income tax expense	5,105,659	288,414	9,340,097	288,414

Net income	10,439,644	6,371,847	18,804,598	9,876,571
Preferred dividends	760,349	1,200,694	1,660,868	2,388,194
Accretion on preferred stock discount	1,894,525	327,657	2,153,172	633,631

Net income available to common stockholders	$7,784,770	$4,843,496	$14,990,558	$6,854,746

Per share information:
Basic net income per common share available to common stockholders	$0.23	$0.14	$0.44	$0.21

Diluted net income per common share available to common stockholders	$0.23	$0.14	$0.44	$0.20

Weighted average shares outstanding:
Basic	33,885,779	33,454,229	33,848,825	33,410,385
Diluted	34,470,794	34,095,636	34,447,526	34,054,746

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June 2012	March 2012	December 2011	September 2011	June 2011	March 2011

Balance sheet data, at quarter end:
Commercial real estate – mortgage loans	$1,167,068	1,123,690	1,110,962	1,087,333	1,091,283	1,102,533
Consumer real estate – mortgage loans	687,002	688,817	695,745	711,994	708,280	698,693
Construction and land development loans	289,061	281,624	274,248	278,660	282,064	300,697
Commercial and industrial loans	1,227,275	1,180,578	1,145,735	1,095,037	1,058,263	1,047,754
Consumer and other	74,277	63,160	64,661	68,125	67,214	67,753
Total loans	3,444,683	3,337,869	3,291,351	3,241,149	3,207,104	3,217,430
Allowance for loan losses	(69,614)	(71,379)	(73,975)	(74,871)	(76,971)	(78,988)
Securities	790,493	839,769	897,292	942,752	925,508	984,200
Total assets	4,931,878	4,789,583	4,863,951	4,868,905	4,831,333	4,820,991
Noninterest-bearing deposits	806,402	756,909	717,379	722,694	662,018	608,428
Total deposits	3,709,820	3,605,291	3,654,339	3,712,650	3,761,520	3,731,883
Securities sold under agreements to repurchase	127,623	118,089	131,591	128,954	124,514	165,132
FHLB advances	270,995	226,032	226,069	161,106	111,191	111,351
Subordinated debt and other borrowings	122,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	659,287	718,665	710,145	724,374	699,228	681,226

Balance sheet data, quarterly averages:
Total loans	$3,402,671	3,280,030	3,261,972	3,207,213	3,211,591	3,191,076
Securities	818,795	875,509	924,153	939,778	972,750	1,010,344
Total earning assets	4,365,715	4,316,973	4,347,352	4,308,710	4,347,552	4,387,331
Total assets	4,847,583	4,820,951	4,852,311	4,786,485	4,826,731	4,868,745
Noninterest-bearing deposits	755,594	701,760	705,580	671,796	628,929	594,651
Total deposits	3,636,240	3,597,271	3,641,845	3,699,553	3,722,613	3,772,092
Securities sold under agreements to repurchase	130,711	129,892	141,818	145,050	175,705	185,471
FHLB advances	232,606	238,578	209,619	111,699	114,072	113,705
Subordinated debt and other borrowings	101,872	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	718,841	719,788	729,622	708,973	691,020	682,638

Statement of operations data, for the three months ended:
Interest income	$45,953	45,824	46,446	46,888	47,789	47,224
Interest expense	5,768	6,320	7,153	8,532	9,994	11,204

Net interest income	40,185	39,504	39,293	38,356	37,795	36,020
Provision for loan losses	634	1,034	5,439	3,632	6,587	6,139

Net interest income after provision for loan losses	39,551	38,470	33,854	34,724	31,208	29,881
Noninterest income	9,910	9,949	9,727	10,080	9,809	8,324
Noninterest expense	33,916	35,820	34,374	35,676	34,357	34,701

Income before taxes	15,545	12,599	9,207	9,128	6,660	3,504
Income tax expense (benefit)	5,106	4,234	1,447	(16,973)	288	—
Preferred dividends and accretion	2,655	1,159	2,079	1,564	1,529	1,492

Net income available to common stockholders	$7,785	7,206	5,681	24,537	4,843	2,011

Profitability and other ratios:
Return on avg. assets (1)	0.65%	0.60%	0.46%	2.06%	0.40%	0.17%
Return on avg. equity (1)	4.36%	4.03%	3.09%	13.88%	2.81%	1.19%
Net interest margin (1) (2)	3.76%	3.74%	3.65%	3.60%	3.55%	3.40%
Noninterest income to total revenue (3)	19.78%	20.12%	19.84%	20.81%	20.61%	18.77%
Noninterest income to avg. assets (1)	0.82%	0.83%	0.80%	0.84%	0.82%	0.69%
Noninterest exp. to avg. assets (1)	2.81%	2.99%	2.81%	2.99%	2.86%	2.89%
Noninterest expense (excluding ORE) to avg. assets (1)	2.56%	2.60%	2.50%	2.57%	2.54%	2.51%
Efficiency ratio (4)	67.70%	72.43%	70.12%	73.66%	72.17%	78.25%
Avg. loans to average deposits	93.58%	91.18%	89.57%	86.69%	86.27%	84.60%
Securities to total assets	16.03%	17.53%	18.45%	19.36%	19.16%	20.41%
Average interest-earning assets to average interest-bearing liabilities	130.48%	128.43%	128.42%	127.40%	124.90%	122.75%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended June 30, 2012			Three months ended June 30, 2011
	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets:
Loans (1)	$3,402,671	$39,288	4.65%	$3,211,591	$38,905	4.87%
Securities
Taxable	635,678	4,454	2.82%	779,882	6,479	3.33%
Tax-exempt (2)	183,117	1,648	4.83%	192,868	1,838	5.04%
Federal funds sold and other	144,249	564	1.70%	163,211	567	1.50%

Total interest-earning assets	4,365,715	$45,954	4.29%	4,347,552	$47,789	4.47%

Nonearning assets
Intangible assets	250,974			253,803
Other nonearning assets	230,894			225,376

Total assets	$4,847,583			$4,826,731

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$685,353	$781	0.46%	$592,374	$989	0.67%
Savings and money market	1,540,755	1,967	0.51%	1,597,216	3,789	0.95%
Time	654,538	1,551	0.95%	904,094	3,529	1.57%

Total interest-bearing deposits	2,880,646	4,299	0.60%	3,093,684	8,307	1.08%
Securities sold under agreements to repurchase	130,711	115	0.36%	175,705	345	0.79%
Federal Home Loan Bank advances	232,606	616	1.07%	114,072	679	2.42%
Subordinated debt and other borrowings	101,872	738	2.91%	97,476	663	2.73%

Total interest-bearing liabilities	3,345,835	5,768	1.27%	3,480,937	9,994	1.15%
Noninterest-bearing deposits	755,594	—	—	628,929	—	—

Total deposits and interest-bearing liabilities	4,101,429	$5,768	0.57%	4,109,866	$9,994	0.98%

Other liabilities	27,313			25,845
Stockholders’ equity	718,841			691,020

Total liabilities and stockholders’ equity	$4,847,583			$4,826,731

Net interest income		$40,185			$37,795

Net interest spread (3)			3.60%			3.32%

Net interest margin (4)			3.76%			3.55%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2012 would have been 3.73% compared to a net interest spread of 3.49% for the quarter ended June 30, 2011.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Six months ended June 30, 2012			Six months ended June 30, 2011
	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets:
Loans (1)	$3,341,350	$77,927	4.70%	$3,201,381	$77,258	4.87%
Securities
Taxable	662,162	9,383	2.85%	795,749	12,840	3.25%
Tax-exempt (2)	184,990	3,351	4.86%	195,694	3,774	5.13%
Federal funds sold and other	152,840	1,117	1.59%	174,498	1,141	1.42%

Total interest-earning assets	4,341,342	$91,778	4.31%	4,367,322	$95,013	4.45%

Nonearning assets
Intangible assets	251,321			254,164
Other nonearning assets	241,558			226,131

Total assets	$4,834,221			$4,847,617

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$675,111	$1,606	0.48%	$592,365	$1,944	0.66%
Savings and money market	1,541,063	4,109	0.54%	1,588,320	7,850	1.00%
Time	671,810	3,412	1.02%	954,646	7,937	1.68%

Total interest-bearing deposits	2,887,984	9,127	0.64%	3,135,331	17,731	1.14%
Securities sold under agreements to repurchase	130,301	271		180,561	727	0.81%
Federal Home Loan Bank advances	235,591	1,226	1.05%	113,889	1,420	2.52%
Subordinated debt and other borrowings	99,674	1,465	2.96%	97,476	1,319	2.73%

Total interest-bearing liabilities	3,353,550	12,089	1.28%	3,527,257	21,197	1.21%
Noninterest-bearing deposits	728,724	—	—	611,885	—	—

Total deposits and interest-bearing liabilities	4,082,274	$12,089	0.60%	4,139,142	$21,197	1.03%

Other liabilities	32,633			21,620
Stockholders’ equity	719,314			686,855

Total liabilities and stockholders’ equity	$4,834,221			$4,847,617

Net interest income		$79,689			$73,816

Net interest spread (3)			3.59%			3.24%

Net interest margin (4)			3.75%			3.47%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2012 would have been 3.72% compared to a net interest spread of 3.42% for the six months ended June 30, 2011.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June 2012	March 2012	December 2011	September 2011	June 2011	March 2011

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$40,822	42,852	47,855	54,640	59,727	76,368
Other real estate (ORE)	25,450	34,019	39,714	45,500	52,395	56,000

Total nonperforming assets	$66,272	76,871	87,569	100,140	112,122	132,368

Past due loans over 90 days and still accruing interest	$—	821	858	1,911	481	1,151
Troubled debt restructurings (5)	$26,626	22,832	23,416	18,187	12,990	15,285

Net loan charge-offs	$2,399	3,630	6,335	5,732	8,605	9,726
Allowance for loan losses to nonaccrual loans	170.5%	166.6%	154.6%	137.0%	128.9%	103.4%
As a percentage of total loans:
Past due accruing loans over 30 days	0.21%	0.34%	0.36%	0.28%	0.40%	0.36%
Potential problem loans (6)	3.21%	3.51%	3.96%	4.04%	4.62%	5.31%
Allowance for loan losses	2.02%	2.14%	2.25%	2.31%	2.40%	2.46%
Nonperforming assets to total loans and ORE	1.91%	2.28%	2.66%	3.05%	3.44%	4.04%
Nonperforming assets to total assets	1.34%	1.60%	1.80%	2.06%	2.32%	2.75%
Annualized net loan charge-offs year-to-date to avg. loans (7)	0.36%	0.45%	0.94%	1.00%	1.14%	1.22%
Avg. commercial loan internal risk ratings (6)	4.6	4.7	4.6	4.7	4.8	4.8

Interest rates and yields:
Loans	4.65%	4.74%	4.74%	4.78%	4.87%	4.88%
Securities	3.27%	3.31%	3.26%	3.54%	3.67%	3.58%
Total earning assets	4.29%	4.33%	4.30%	4.38%	4.47%	4.43%
Total deposits, including non-interest bearing	0.47%	0.63%	0.62%	0.77%	0.90%	1.01%
Securities sold under agreements to repurchase	0.36%	0.48%	0.50%	0.56%	0.79%	0.83%
FHLB advances and other borrowings	1.07%	1.03%	1.07%	1.89%	2.42%	2.65%
Subordinated debt	2.91%	3.00%	2.80%	2.68%	2.73%	2.73%
Total deposits and interest-bearing liabilities	0.57%	0.63%	0.69%	0.84%	0.98%	1.09%

Capital ratios (8):
Stockholders’ equity to total assets	13.4%	15.0%	14.6%	14.9%	14.5%	14.1%
Leverage	10.3%	11.7%	11.4%	11.9%	11.2%	11.0%
Tier one risk-based	12.0%	14.0%	13.8%	14.4%	13.9%	13.6%
Total risk-based	13.5%	15.4%	15.3%	15.9%	15.5%	15.2%
Tier one common equity to risk weighted assets	10.0%	10.1%	9.9%	9.8%	9.2%	9.0%
Tangible common equity to tangible assets	8.7%	8.8%	8.4%	8.2%	7.7%	7.4%
Tangible common equity to risk weighted assets	10.3%	10.4%	10.3%	10.3%	9.6%	9.1%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June 2012	March 2012	December 2011	September 2011	June 2011	March 2011

Per share data:
Earnings – basic	$0.23	0.21	0.17	0.74	0.14	0.06
Earnings – diluted	$0.23	0.21	0.17	0.72	0.14	0.06
Book value per common share at quarter end (9)	$18.92	18.66	18.56	18.34	17.71	17.19
Tangible common equity per common share	$11.79	11.50	11.33	11.08	10.38	9.85

Weighted avg. common shares – basic	33,885,779	33,811,871	33,485,253	33,372,980	33,454,229	33,366,053
Weighted avg. common shares – diluted	34,470,794	34,423,898	34,127,209	33,993,914	34,095,636	34,013,810
Common shares outstanding	34,675,913	34,616,013	34,354,960	34,306,927	34,136,163	34,132,256

Investor information:
Closing sales price	$19.51	18.35	16.15	10.94	15.56	16.54
High closing sales price during quarter	$19.51	18.44	16.65	16.21	16.82	16.60
Low closing sales price during quarter	$16.64	15.25	10.28	10.52	14.15	13.55

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$105,365	119,023	134,794	104,716	68,506	70,981
Gross fees (10)	$2,511	2,608	2,766	2,166	1,380	1,129
Gross fees as a percentage of mortgage loans originated	2.38%	2.19%	2.05%	2.07%	2.01%	1.59%
Gains (losses) on sales of investment securities, net of OTTI	$99	114	133	377	610	(159)
Brokerage account assets, at quarter-end (11)	$1,191,259	1,176,180	1,061,249	987,908	1,101,000	1,110,000
Trust account assets, at quarter-end	$803,904	789,614	632,608	607,668	663,304	730,000
Floating rate loans as a percentage of total loans (12)	31.3%	32.2%	32.9%	33.3%	34.7%	35.4%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$54,598	52,155	62,209	57,045	50,797	60,784
Core deposits (13)	$3,523,657	3,405,915	3,441,547	3,388,692	3,437,595	3,382,230
Core deposits to total funding (13)	83.3%	84.3%	83.7%	82.6%	84.0%	82.4%
Risk-weighted assets	$3,961,679	3,826,678	3,780,412	3,751,479	3,693,390	3,711,179
Total assets per full-time equivalent employee	$6,724	6,442	6,511	6,580	6,538	6,373
Annualized revenues per full-time equivalent employee	$273.9	266.8	263.2	262.5	261.3	237.7
Number of employees (full-time equivalent)	733.5	743.5	747.0	740.0	739.0	756.5
Associate retention rate (14)	94.0%	93.7%	92.0%	92.6%	89.6%	92.4%

Selected economic information (in thousands) (15):
Nashville MSA nonfarm employment	764.7	747.8	757.3	735.5	738.3	735.5
Knoxville MSA nonfarm employment	338.9	330.9	331.7	327.7	325.1	325.2
Nashville MSA unemployment	6.8%	7.2%	7.2%	8.5%	8.9%	8.3%
Knoxville MSA unemployment	6.4%	6.7%	6.6%	7.9%	8.3%	7.5%
Nashville residential median home price	$175.5	168.5	168.5	171.6	167.1	166.8
Nashville inventory of residential homes for sale (17)	11.8	11.8	10.6	13.4	14.0	13.0

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June 2012	March 2012	December 2011	September 2011	June 2011	March 2011
Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,931,878	$4,789,583	$4,863,951	$4,868,905	$4,831,333	$4,820,991
Less: Goodwill	(244,065)	(244,072)	(244,076)	(244,082)	(244,083)	(244,083)
Core deposit and other intangibles	(6,470)	(7,156)	(7,842)	(8,558)	(9,273)	(9,989)

Net tangible assets	$4,681,343	$4,538,355	$4,612,033	$4,616,265	$4,577,976	$4,566,919

Tangible equity:
Total stockholders’ equity	$659,287	$718,665	$710,145	$724,374	$699,228	$681,226
Less: Goodwill	(244,065)	(244,072)	(244,076)	(244,082)	(244,083)	(244,083)
Core deposit and other intangibles	(6,470)	(7,156)	(7,842)	(8,558)	(9,273)	(9,989)

Net tangible equity	408,752	467,437	458,226	471,734	445,872	427,154
Less: Preferred stock	—	(69,355)	(69,097)	(91,772)	(91,422)	(91,094)

Net tangible common equity	$408,752	$398,082	$389,130	$379,962	$354,449	$336,060

Ratio of tangible common equity to tangible assets	8.73%	8.77%	8.44%	8.23%	7.74%	7.36%

	For the three months ended
	June 2012	March 2012	December 2011	September 2011	June 2011	March 2011

Net interest income	$40,185	$39,504	$39,293	$38,356	$37,795	$36,020

Noninterest income	9,910	9,949	9,727	10,080	9,809	8,324
Less: Net gains (losses) on sale of investment securities	99	114	133	377	610	(159)

Noninterest income excluding the impact of other net gains (losses) on sale of investment securities	$9,811	$9,835	$9,594	$9,703	$9,199	$8,483

Noninterest expense	33,915	35,820	34,374	35,676	34,357	34,701
Other real estate owned expense	3,104	4,676	4,193	5,079	3,826	4,334

Noninterest expense excluding the impact of other real estate owned expense	$30,811	$31,144	$30,181	$30,597	$30,532	$30,367

Adjusted pre-tax pre-provision income (16)	$19,185	$18,195	$18,706	$17,462	$16,463	$14,136

Efficiency Ratio (4)	67.7%	72.4%	70.1%	73.7%	72.2%	78.3%

Efficiency Ratio excluding the impact of other real estate owned expense (4)	61.5%	63.0%	61.6%	63.2%	64.1%	68.5%

Noninterest expense	$33,915	$35,820	$34,374	$35,676	$34,357	$34,701
Other real estate owned expense	3,104	4,676	4,193	5,079	3,826	4,334

Noninterest expense excluding the impact of other real estate owned expense	$30,811	$31,144	$30,181	$30,597	$30,532	$30,367

Total average assets	4,847,583	4,820,951	4,852,311	4,786,485	4,826,731	4,868,745

Noninterest expense (excluding ORE) to avg. assets (1)	2.56%	2.60%	2.50%	2.57%	2.54%	2.51%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.
2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3.	Total revenue is equal to the sum of net interest income and noninterest income.
4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5.	Troubled debt restructurings include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.
6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.
7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.
10.	Amounts are included in the statement of operations in “Gains on loans sold, net”, net of commissions paid on such amounts.
11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.
15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.
16.	Adjusted pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses.
17.	Represents homes currently listed with MLS in the Nashville MSA.